AMENDMENT NO. 4
TO
FIRST POTOMAC REALTY TRUST
2009 EQUITY COMPENSATION PLAN

(Proposed amendment approved by the Board of Trustees on March 22, 2016)

WHEREAS, the First Potomac Realty Trust 2009 Equity Compensation Plan (the “2009 Plan”) was approved by the shareholders (the “Shareholders”) of First Potomac Realty Trust (the “Company”) on May 21, 2009;

WHEREAS, Amendment No. 1 to the 2009 Plan was approved by the Shareholders on May 20, 2010;

WHEREAS, Amendment No. 2 to the 2009 Plan was approved by the Shareholders on May 19, 2011;

WHEREAS, Amendment No. 3 to the 2009 Plan was approved by the Board on July 23, 2013, which approval was not subject to shareholder approval pursuant to Article XV of the 2009 Plan;

WHEREAS, the Board believes that the availability of incentives related to the common shares of beneficial interest, $0.001 par value per share (the “Common Shares”), of the Company under the 2009 Plan is important to the Company’s ability to attract and retain highly qualified, experienced employees, to implement the Company’s business plan and to further align employees’ interests with those of the Shareholders;

WHEREAS, the Board wishes to amend the 2009 Plan (the “Amendment”) in order to increase the aggregate number of Common Shares reserved for issuance in order to provide appropriate incentives to present and future employees.

NOW, THEREFORE, the 2009 Plan is amended as follows:

1.     Sections 5.02 of the 2009 Plan, as amended, is hereby deleted in its entirety and replaced in its stead with the following new Section 5.02:

“5.02.     Aggregate Limit

The maximum aggregate number of Common Shares that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Share Awards and Equity Awards and the settlement of Performance Units is 11,500,000 shares. The maximum aggregate number of Common Shares that may be issued under this Plan shall be subject to adjustment as provided in Article XII.

In determining the number of Common Shares that are available for grant under this Plan, Common Shares covered by an award shall be counted as used as of the date of grant. After May 19, 2010, any Common Shares that are subject to awards of Options shall be counted against the limit

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set forth in this Section 5.02 as one (1) Common Share for every one (1) Common Share subject to an Award of Options. With respect to SARs, the number of Common Shares subject to an award of SARs will be counted against the aggregate number of Common Shares available for issuance under the Plan as one (1) Common Share for every one (1) Common Share subject to the Award of SARs regardless of the number of Common Shares actually issued to settle the SAR upon exercise. Any Common Shares that are subject to Awards other than Options or SARs shall be counted against the limit set forth in this Section 5.02 as 3.44 Common Shares for every one (1) Common Share granted.”

2.        Except to the extent hereby amended and amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, the 2009 Plan remains unchanged and shall continue in full force and effect.

3.        The effective date of this Amendment is May 23, 2016.

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